Exhibit 21

SUBSIDIARIES OF HEXCEL CORPORATION

DOMESTIC:

1.	ACM Holdings LLC (Delaware)
2.	ARC Technologies LLC (Massachusetts)
3.	Hexcel Foundation (California)
4.	Hexcel LLC (Delaware)
5.	Hexcel Pottsville Corporation (Delaware)
6.	Hexcel Reinforcements Corp. (Delaware)
7.	Hexcel Reinforcements Holding Corp. (Delaware)

FOREIGN:
8.	Hexcel Asia Pacific Trading Limited (Hong Kong)
9.	Hexcel Composites GmbH (Austria)
10.	Hexcel Composites GmbH (Germany)
11.	Hexcel Composites GmbH & Co. KG (Austria)
12.	Hexcel Composites India LLP (India)
13.	Hexcel Composites Limited (UK)
14.	Hexcel Composites Pension Trustees Limited (UK)
15.	Hexcel Composites SARLAU (Morocco)
16.	Hexcel Composites SASU (France)
17.	Hexcel Composites Sdn. Bhd. (Malaysia)
18.	Hexcel Composites (Shanghai) Commercial Information Consultancy Services Co. Ltd. (China)
19.	Hexcel Composites S.L.U. (Spain)
20.	Hexcel Composites S.P.R.L. (Belgium)
21.	Hexcel Composites S.r.l. (Italy)
22.	Hexcel Europe Limited (UK)
23.	Hexcel Fibers SASU (France)
24.	Hexcel Fibers S.L.U. (Spain)
25.	Hexcel Finance Holdings Luxembourg S.a.r.l. (Luxembourg)
26.	Hexcel Financing Luxembourg S.à.r.l. (Luxembourg)
27.	Hexcel Hi-Performance Materials Co., Ltd. (China)
28.	Hexcel Holding GmbH (Austria)
29.	Hexcel Holding Spain, S.L. (Spain)
30.	Hexcel Holdings Hong Kong Limited (Hong Kong)
31.	Hexcel Holdings Luxembourg S.à r.l. (Luxembourg)
32.	Hexcel Holdings SASU (France)
33.	Hexcel Holdings (UK) Limited (UK)
34.	Hexcel Ireland Limited (Ireland)
35.	Hexcel Japan K.K. (Japan)
36.	Hexcel LLC Luxembourg SCS (Luxembourg)
37.	Hexcel Overseas (UK)
38.	Hexcel Reinforcements SASU (France)
39.	Hexcel Reinforcements UK Limited (UK)
40.	Hexcel Reinforcements Holding Corp. Luxembourg S.à r.l. (Luxembourg)
41.	Hexcel Research Limited (UK)
42.	Hexcel (Tianjin) Composites Material Co., Ltd. (China)
43.	Hexcel (U.K.) Limited (UK)
44.	Société de Technologies Appliquées aux Matériaux EURL (France)
45.	Structil S.A.S.U. (France)

JOINT VENTURE:
46.	Aerospace Composites Malaysia Sdn. Bhd. (Malaysian Joint Venture)
47.	Shanghai Future Aerospace Hexcel Commercial Composite Testing Limited (China Joint Venture)